      As filed with the Securities and Exchange Commission on May 5, 2000.

                                                      REGISTRATION NO. 333-85203

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8
                        POST EFFECTIVE AMENDMENT NO. 1 TO

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                  -------------

                             WIT CAPITAL GROUP, INC.
             (Exact name of Registrant as specified in its charter)

                    DELAWARE                           13-3900397
         (State or other jurisdiction of             (IRS Employer
         incorporation or organization)            Identification No.)

                                  -------------

                            826 BROADWAY, SIXTH FLOOR
                            NEW YORK, NEW YORK 10003

                                 (212) 253-4400

          (Address, including zip code, of Principal Executive Offices)

                                 --------------

                              STOCK INCENTIVE PLAN
                         WRITTEN COMPENSATION AGREEMENTS
                             WITH CERTAIN EMPLOYEES

                            (Full title of the plan)

                                  -------------

                                ROBERT H. LESSIN
                                 RONALD READMOND
                           CO-CHIEF EXECUTIVE OFFICERS
                             WIT CAPITAL GROUP, INC.
                            826 BROADWAY, SIXTH FLOOR
                            NEW YORK, NEW YORK 10003
                                 (212) 253-4400
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                  -------------

                                   COPIES TO:
                            STEPHEN P. FARRELL, ESQ.
                           MORGAN, LEWIS & BOCKIUS LLP
                                 101 PARK AVENUE
                            NEW YORK, NEW YORK 10178
                                 (212) 309-6050
                               FAX: (212) 309-6273

                                  -------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                     PROPOSED            PROPOSED
                 TITLE OF SECURITIES TO                  NUMBER OF SHARES TO         MAXIMUM             MAXIMUM        AMOUNT OF
                   BE REGISTERED (1)                              BE                 OFFERING       AGGREGATE OFFERING REGISTRATION
                                                            REGISTERED (2)       PRICE PER SHARE          PRICE            FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share, subject to
options granted under the Stock Incentive Plan or issued
upon exercise of options granted under the Stock Incentive    6,780,117                $1.43(3)      $9,695,567.31
Plan

                                                              6,384,438                $2.14(3)     $13,662,697.32
                                                                 82,072                $3.57(3)        $292,997.04
                                                                348,700                $9.00(3)      $3,138,300.00
                                                                  3,500               $10.69(3)         $37,415.00
                                                                  4,500               $11.19(3)         $50,355.00
                                                                  2,000               $12.25(3)         $24,500.00
                                                                  3,500               $12.38(3)         $43,330.00
                                                                  3,500               $13.25(3)         $46,375.00
                                                                 80,000               $17.13(3)      $1,370,400.00
                                                                 84,000               $18.13(3)      $1,522,920.00
                                                                  1,000               $21.25(3)         $21,250.00
                                                                 15,500               $21.75(3)        $337,125.00
                                                                  7,000               $23.44(3)        $164,080.00
                                                                 22,950               $27.06(3)        $621,027.00
                                                                  1,000               $27.25(3)         $27,250.00
                                                                  1,000               $29.25(3)         $29,250.00
                                                                  7,000               $31.38(3)        $219,660.00
                                                                  6,500               $31.50(3)        $204,750.00
                                                                 40,000               $32.25(3)      $1,290,000.00
                                                                  3,500               $32.75(3)        $114,625.00
                                                                  3,500               $34.88(3)        $122,080.00

Common Stock, par value $.01 per share, reserved for the
future grant of options under the Stock Incentive Plan        3,614,723               $18.50(4)     $66,872,375.50

Common Stock, par value $.01 per share, issued under
written compensation agreements                               5,856,666               $18.50(4)    $108,348,321.00

Common Stock TOTAL                                           23,356,666                            $208,256,650.17        (5)
------------------------------------------------------------------------------------------------------------------------------------

(1) The securities registered include the associated rights to purchase preferred stock.
(2) Pursuant to Rule 416(a), the number of shares previously registered include an indeterminate number of additional shares of common stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the Stock Incentive Plan and any written compensation contracts.
(3) Calculated pursuant to Rule 457(h) for the purpose of calculating the registration fee, based upon the price at which outstanding options may be exercised.
(4) Calculated pursuant to Rule 457(c), (h) and (i), based upon the average of the high and low prices for the common stock as reported on the Nasdaq National Market for August 10, 1999.
(5)      Previously paid.

                                EXPLANATORY NOTE

         This registration statement includes a form of prospectus to be used by
(i) certain individuals, who may be deemed to be affiliates, and other current or former employees of Wit Capital Group, Inc. in connection with the resale of shares of common stock which shares were registered pursuant to this registration statement, and (ii) certain individuals who previously acquired common stock upon exercise of options granted under the Stock Incentive Plan or pursuant to written compensation agreements with Wit Capital Group, Inc. or Wit Capital Corporation.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   PLAN INFORMATION.*

Item 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

          * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Explanatory Note to Part I of this Form S-8.

Prospectus                                      Filed Pursuant to Rule 424(b)(3)
                                                   Registration Number 333-85203

                                16,369,933 Shares

                             WIT CAPITAL GROUP, INC.

                                  Common Stock

                               ------------------

         Our business is comprised of investment banking and brokerage. This prospectus relates to the resale of our common stock by our officers and directors and others who may be in a control relationship with us and by certain of our employees. The common stock which may be sold has previously been acquired, or will be acquired, by these individuals under written compensation contracts or upon exercise of options granted to them under our Stock Incentive Plan. The Stock Incentive Plan amended and restated the Stock Option and Restricted Stock Purchase Plan, effective March 1, 1999.

          We will not receive any of the proceeds from these sales. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

          Our common stock is quoted on the Nasdaq National Market (Symbol:
WITC). On May 4, 2000, the closing price of the common stock was $13.75 per share.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

             The date of this supplemented prospectus is May 5, 2000

         We have not, nor has any individual named in this prospectus, authorized any person to give any information or to make any representation other than those contained in, or incorporated by reference into, this prospectus. This prospectus does not constitute an offer to sell or solicitation of an offer to buy.

         We have filed a registration statement on Form S-8 in respect of the common stock offered by this prospectus with the Securities and Exchange Commission under the Securities Act. This prospectus does not contain all of the information contained in the registration statement. You should read this entire prospectus carefully as well as the registration statement for additional information.

                       WHERE YOU CAN FIND MORE INFORMATION

         We must file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference rooms in Washington, D.C., New York, N.Y. and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus may update documents previously filed with the SEC, and later information that we file with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering:

         o Our annual report on Form 10-K for the year ended December 31, 1999 (File Number 0000-26225) filed with the SEC on March 30, 2000; and

         o Our Form 8-A filed with the SEC on June 1, 1999, including any amendments or reports filed for the purpose of updating the description of our common stock that is incorporated by reference therein.

         You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                             Wit Capital Group, Inc.
                           826 Broadway, Seventh Floor
                            New York, New York 10003
                              Attention: Secretary
                                  212-253-4400

                                -----------------
     Information on our website is not part of this supplemented prospectus.

                                  OUR BUSINESS

         Our business is comprised of investment banking and brokerage. We have also established private equity funds for venture capital investing in Internet and technology companies. On January 31, 2000 we completed our merger with SoundView Technology Group, Inc., an investment banking firm focused exclusively on technology. The merger positions us to be a market leader in Internet and technology investment banking with one of the largest banking and research groups focused exclusively on these sectors. It also enables us to significantly expand our Internet-based product offerings both in numbers of shares distributed to our customers and in breath of timely research coverage which will be broadly accessible through the Internet.

         Our business was started as an Internet investment banking and brokerage firm that uses electronic mail and the Internet to offer and sell shares in public offerings, primarily of companies in Internet related business, to individuals. With the addition of SoundView, we added a focus on the technology sector and acquired an active base of corporate and institutional customers. SoundView's core strength has been its research coverage of the information technology sector. Their business builds upon its in-depth research to provide investment banking services and institutionally focused sales and trading in information technology stocks. Following the merger with SoundView, we are combining our business under the name Wit SoundView. By combining the Wit Capital and SoundView research coverage and distribution capabilities, we have significantly expanded our investment banking activities.

                                    PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of our common stock by the individuals named herein.

                              SELLING STOCKHOLDERS

         The following table identifies our executive officers and directors as well as certain of our current and former employees, any of whom may use this prospectus to sell our common stock. We do not know whether the individuals listed below will sell any or all of their shares covered by this prospectus. Assuming all such shares are sold by them, none of the individuals would own one percent (1%) or more of our common stock.

                                                                     AS OF MAY 2, 2000                         AS OF JUNE 30, 2000
                                                                     -----------------                         -------------------
                                                                                NUMBER OF SHARES                 NUMBER OF SHARES
                                                         NUMBER OF               COVERED BY THIS                  COVERED BY THIS
                                                      SHARES OWNED(1)              PROSPECTUS                      PROSPECTUS(5)
                                                      ---------------           ----------------                 -----------------
Jonathan Cohen
Director of Research
(since 1999)                                             685,000                      110,000                           160,000

Russell Crabs
Co-head of Wit SoundView and
Director
(since 2000)                                           2,281,579                    1,857,493                         1,894,741

Daniel I. DeWolf
Senior Vice President and
Director of Venture Capital Fund
Group
(since 1999)                                             100,000                        6,250                            12,500

Ronald O. Drake
Director of Private Equity
(since 1999)                                             130,000                       17,500                            17,500

Paul Ezekiel
Managing Director - Investment
Banking
(since 1999)                                             412,002                     39,668(A)                           52,501

William C. Feeley
Director of Capital Markets
(since 1997)                                             357,503                    271,248(B)                          279,998

Lloyd H. Feller
Senior Vice President and
Co-general Counsel
(since 1999)                                             645,000                    151,875(C)                          192,188

Joseph H. Flom
Special Advisory Board Member
(since 1998)                                             151,666                     57,604(D)                           59,791

                                                                     AS OF MAY 2, 2000                         AS OF JUNE 30, 2000
                                                                     -----------------                         -------------------
                                                                                NUMBER OF SHARES                 NUMBER OF SHARES
                                                         NUMBER OF               COVERED BY THIS                  COVERED BY THIS
                                                      SHARES OWNED(1)              PROSPECTUS                      PROSPECTUS(5)
                                                      ---------------           ----------------                 -----------------
Charles Hall
Managing Director - Investment
Banking
(since 1999)                                             530,001                     72,918(E)                           94,064

Everett F. Lang
Senior Vice President and
Director of Brokerage
(since 1999)                                             467,502                     98,125(F)                          127,344

Robert H. Lessin
Co-chief Executive Officer,
Chairman and Director
(since 1998)                                           4,941,865                  3,143,058(2)(G)                     3,379,169

Mark Loehr
Co-head of Wit SoundView
(since 1999)                                             985,000                    225,000(H)                          285,938

Robert C. Mendelson
Senior Vice President and
Co-general Counsel
(since 1999)                                             645,000                    151,875(I)                          192,188

Christopher Mulligan
Managing Director - Investment
Banking
(since 1999)                                             545,000                     72,918(J)                           94,064

John W. Palmer
Senior Vice President and Chief
Information Officer
(since 2000)                                             250,000                            0                                 0

Elliot S. Prince
Managing Director - Research
(since 1999)                                             427,502                     46,667(K)                           61,250

Ronald Readmond
Vice Chairman, President, Co-
chief Executive Officer,
and Director
(since 1998)                                           2,132,000                  1,062,498(3)(L)                     1,220,832

                                                                     AS OF MAY 2, 2000                         AS OF JUNE 30, 2000
                                                                     -----------------                         -------------------
                                                                                NUMBER OF SHARES                 NUMBER OF SHARES
                                                         NUMBER OF               COVERED BY THIS                  COVERED BY THIS
                                                      SHARES OWNED(1)              PROSPECTUS                      PROSPECTUS(5)
                                                      ---------------           ----------------                 -----------------
Elizabeth Schimel
Senior Vice President and
Director of Business
Development
(since 1999)                                             150,000                     19,375(M)                           28,750

Harry Silver
Senior Vice President and Chief
Administrative Officer
(since 1999)                                             180,100                     21,250(N)                           32,500

Curtis Snyder                                            439,291                      149,632                           164,600
Senior Vice President and Chief
Financial Officer
(since 2000)

                                                     NUMBER OF SHARES         NUMBER OF SHARES COVERED
                                                          OWNED(1)               BY THIS PROSPECTUS
                                                     ----------------         ------------------------
OTHER EMPLOYEES AND
FORMER EMPLOYEES

Michael Benedek(4)                                         24,168                       8,750
Susan J. Berkowitz(4)                                     109,375                      77,292
David Bisceglia(4)                                          8,750                       2,188
Richard R. Brescia(4)                                       2,251                         437
Jeffrey Chapman(4)                                         13,125                       3,282
Ronald Conway(4)                                           70,000                      70,000
Sanjay Das                                                 33,913                       3,413
John Devenney(4)                                              583                         583
Miriam Eaves(4)                                            12,600                      12,600
Matthew Fitch                                              25,394                         438
Malik Franklin                                             59,100                       5,569
Sean Gormley(4)                                            14,000                      14,000
Kenneth W. Graham                                           8,000                         437
Michele Hudak                                              27,000                       6,562
Tenzing Jangtey                                             4,500                         219
Richard Lerner                                             55,500                       4,375
Jose Leston(4)                                              1,313                         437
George M. Lieberman(4)                                    280,000                      33,057
Joanne Medvecky                                            38,000                       5,833
Elizabeth Morgan                                            2,000                         437


                                       7

                                                     NUMBER OF SHARES         NUMBER OF SHARES COVERED
                                                          OWNED(1)               BY THIS PROSPECTUS
                                                     ----------------         ------------------------
Eve Oliva                                                   8,000                         437
Julia A. Oliver(4)                                        210,000                      70,000
Barry Osherow                                              89,501                      50,385
Jane Portnoy(4)                                             3,500                       3,500
Gene Robbins(4)                                             2,188                         438
Saul Rosenthal                                             64,000                       5,833
Howard Seibel(4)                                            5,950                       5,950
Cornelius Shields IV(4)                                     8,749                       5,833
M. Bernard Siegel(4)                                      330,000                      87,500
Francine Sommer                                            72,917                      72,917
George Tashie(4)                                           26,251                      26,251
William Tkacs(4)                                          142,188                     142,188
Nancy Hernandez Toste                                      38,000                       2,188
Bryan Vaniman                                              59,100                       4,633
Diane Vivolo(4)                                               875                         875
Peter Weinberg                                             88,000                      24,500
Jason Wright                                              252,000                     191,770

----------

(1) Based on ownership as of March 31, 2000. Includes shares issuable to the named individuals upon exercise of currently outstanding options under the Stock Incentive Plan, whether or not presently exercisable, and shares issued to them under written compensation agreements.

(2) Mr. Lessin's ability to sell his shares is restricted by contract. Under the relevant contractual provision, he cannot sell, in any calendar year, more than the sum of one-half of the total number of shares he is permitted to sell under Rule 144 under the Securities Act, plus a percentage of any share amount sold by Capital Z Financial Services Fund II, L.P. in that year, plus any allowable transfer amount carried over from a previous year. If this restriction is waived at any time, Mr. Lessin may use this prospectus to sell all of these shares.

(3) Mr. Readmond's ability to sell his shares is restricted by contract. Under the relevant contractual provision, he cannot sell, in any calendar year, more than the sum of one-half of the total number of shares he is permitted to sell under Rule 144 under the Securities Act, plus a percentage of any share amount sold by Capital Z Financial Services Fund II, L.P. in that year, plus any allowable transfer amount carried over from a previous year. If this restriction is waived at any time, Mr. Readmond may use this prospectus to sell all of these shares.

(4) No longer employed by us.

(5) Also includes shares subject to exercisable options as of June 30, 2000.

(A) Mr. Ezekiel also owns an additional 141,166 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(B) Mr. Feeley also owns an additional 8,749 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(C) This amount consists of 113,750 shares owned by Mr. Feller and 38,125 shares subject to exercisable options. In addition, Mr. Feller also owns an additional 341,250 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(D) This amount consists of 46,666 shares owned by Mr. Flom and 10,938 shares subject to presently exercisable options.

(E) Mr. Hall also owns an additional 232,604 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(F) This amount consists of 33,542 shares owned by Mr. Lang and 64,583 shares subject to exercisable options. In addition, Mr. Lang also owns an additional 124,323 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(G) Mr. Lessin also owns an additional 894,442 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(H) Mr. Loehr also owns an additional 656,250 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(I) This amount consists of 113,750 shares owned by Mr. Mendelson and 38,125 shares subject to exercisable options. In addition, Mr. Mendelson also owns an additional 341,250 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(J) Mr. Mulligan also owns an additional 232,604 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(K) Mr. Prince also owns an additional 160,416 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(L) This amount consists of 922,500 shares owned by Mr. Readmond and 139,998 shares subject to exercisable options. In addition, Mr. Readmond also owns an additional 577,500 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(M) This amount consists of 7,500 shares owned by Ms. Schimel and 11,875 shares subject to exercisable options. In addition, Ms. Schimel also owns an additional 32,500 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(N) This amount consists of 7,500 shares owned by Mr. Silver and 13,750 shares subject to exercisable options. In addition, Mr. Silver also owns an additional 32,500 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

                              PLAN OF DISTRIBUTION

         The shares of our common stock covered by this prospectus will be sold, if at all, by the individuals named above, and not by us. The shares may be sold from time to time as follows:

         o on the Nasdaq National Market, in the over-the-counter market, or on a national securities exchange (any of which may involve crosses and block transactions);

         o        to purchasers directly;

         o in ordinary brokerage transactions in which the broker solicits purchasers;

         o through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from a seller and/or the purchasers of the shares for whom they may act as agent;

         o        through the writing of options on the shares;

         o through the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

         o through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

         o through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

         o through exchange distributions in accordance with the rules of the applicable exchange;

         o        in any combination of one or more of these methods; or

         o        in any other lawful manner.

         These sales may be made at prices related to the then current market price or otherwise at prices and on terms then prevailing, or in privately negotiated transactions. In effecting sales, a broker or dealer engaged by an individual using this prospectus to sell common stock may arrange for other brokers or dealers to participate in the sale. In addition, any shares covered by this prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act or Rules 144 or 701(g) under the Securities Act may be sold thereunder rather than by this prospectus.

         The number of shares to be reoffered or resold by means of this prospectus by each individual named above, and any other individual with whom he or she is cooperating for the purpose of selling our common stock, may not exceed the greater of, during any three-month period, (1) 1% of all outstanding shares of our common stock, (2) the average weekly reported volume of trading in our common stock on the Nasdaq National Market during the four weeks preceding, the date of the receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (3) the average weekly volume of trading in our common stock reported through the consolidated transaction reporting system contemplated by Rule 11Aa3-1 under the Exchange Act during the four-week period specified in clause (2) above.

         In connection with distributions of the shares or otherwise, an individual using this prospectus to sell common stock may enter into hedging transactions with a broker-dealer. In connection with such a transaction, a broker-dealer may engage in short sales of shares registered hereunder in the course of hedging the positions they assume with the seller. The seller may also sell shares short and deliver the shares to close out such short positions. The seller may also enter into an option or other transaction with a broker-dealer which requires the delivery to the broker-dealer of shares we have registered, which the broker-dealer may resell by this prospectus.

         A seller may pay a broker-dealer or an agent compensation in the form of commissions, discounts or concessions. The broker-dealer and any other participating broker-dealer may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

         We may be required to file a supplemented prospectus in connection with any activities involving a seller which may be deemed to be an "underwriting." In that case, a supplement to this prospectus would contain (1) information as to whether an underwriter selected by a seller, or any other broker-dealer, is acting as principal or agent for the seller, (2) the compensation to be received by an underwriter selected by a seller or any broker-dealer, for acting as principal or agent for a seller and (3) the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions. Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any shares from or through such a broker-dealer.

         We have advised the people identified in this prospectus as potential sellers of common stock that during any period when they may be engaged in a distribution of the shares offered by this prospectus, they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes any seller, any affiliated purchaser and any broker-dealer or other individual who participates in such a distribution from bidding for or purchasing, or attempting to induce any individual to bid for or purchase any security, that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of these factors may affect the marketability of our common stock.

         The people identified in this prospectus as potential sellers of common stock offer to sell all, some or none of the shares covered by this prospectus. Because it is possible that a significant number of shares could be sold simultaneously by means of this prospectus, such sales, or the possibility thereof, may have an adverse effect on the market price of our common stock.

                                 INDEMNIFICATION

         Our Amended and Restated Certificate of Incorporation limits, to the maximum extent permitted under Delaware law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

         Section 145 of the General Corporation Law of Delaware permits us to indemnify officers, directors or employees against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal act or proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification is not permitted as to any matter as to which the person is adjudged to be liable unless, and only to the extent that, the court in which such action or suit was brought upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Individuals who successfully defend such an action are entitled to indemnification against expenses reasonably incurred in connection therewith.

         Our By-Laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described in the preceding paragraph.

         We plan to maintain standard policies of insurance under which coverage is provided (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

         In addition, we have entered into indemnification agreements with our directors and executive officers. Under these agreements, we agree to indemnify each director and officer to the fullest extent permitted by law for any acts performed, or for failures to act, on our behalf or on behalf of another person or entity for which that director or officer is performing services at our request. We will not indemnify a director or officer for any breach of loyalty to us or to our stockholders, or if the director or officer does not act in good faith or for acts involving intentional misconduct, or for acts or omissions falling under Section 174 of the General Corporation Law of Delaware, or for any transaction for which the director or officer derives an improper benefit. We agree to indemnify for expenses related to indemnifiable events, and to pay for these expenses in advance. Our obligation to indemnify and to provide advances for expenses are subject to the approval of a review process with a reviewer to be determined by the board. The rights of directors and officers will not exclude any rights to indemnification otherwise available under law or under the Amended and Restated Certificate of Incorporation.

                            VALIDITY OF COMMON STOCK

         The validity of our common stock has been passed upon by Morgan, Lewis & Bockius LLP, New York, New York.

                                     EXPERTS

         The annual consolidated financial statements and schedule of Wit Capital Group, Inc. incorporated by reference to our annual report on Form 10-K in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of this firm as experts in accounting and auditing.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by us with the SEC are incorporated by reference into this Registration Statement:

         (a) Our annual report on Form 10-K for the year ended December 31, 1999 (File Number 0000-26225) filed with the SEC on March 30, 2000; and

         (b) Our Form 8-A, filed on June 1, 1999, including any amendments or reports filed for the purpose of updating the description of our common stock that is incorporated by reference therein.

         All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


                                     -II-1-

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Amended and Restated Certificate of Incorporation limits, to the maximum extent permitted under Delaware law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

         Section 145 of the General Corporation Law of Delaware permits us to indemnify officers, directors or employees against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal act or proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification is not permitted as to any matter as to which the person is adjudged to be liable unless, and only to the extent that, the court in which such action or suit was brought upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Individuals who successfully defend such an action are entitled to indemnification against expenses reasonably incurred in connection therewith.

         Our By-Laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described in the preceding paragraph.

         We plan to maintain standard policies of insurance under which coverage is provided (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

         In addition, we have entered into indemnification agreements with our directors and executive officers. Under these agreements, we agree to indemnify each director and officer to the fullest extent permitted by law for any acts performed, or for failures to act, on our behalf or on behalf of another person or entity for which that director or officer is performing services at our request. We will not indemnify a director or officer for any breach of loyalty to us or to our stockholders, or if the director or officer does not act in good faith or for acts involving intentional misconduct, or for acts or omissions falling under Section 174 of the General Corporation Law of Delaware, or for any transaction for which the director or officer derives an improper benefit. We agree to indemnify for expenses related to indemnifiable events, and to pay for these expenses in advance. Our obligation to indemnify and to provide advances for expenses are subject to the approval of a review process with a reviewer to be determined by the board. The rights of directors and officers will not exclude any rights to indemnification otherwise available under law or under the Amended and Restated Certificate of Incorporation.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The outstanding securities to be resold under this registration statement were sold by Wit Capital Group, Inc. or Wit Capital Corporation in transactions that were exempt from the registration requirements of the Securities Act either (i) pursuant to Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, or (ii) with respect to issuances to employees, directors and consultants, Rule


                                     -II-2-

701, promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the instruments representing such securities issued in such transactions. All recipients either received adequate information about us or had adequate access, through their relationships with us, to such information.

Item 8.  EXHIBITS.

         Exhibit           Description
         -------           -----------

         5.1               Opinion of Morgan, Lewis & Bockius LLP.*

         23.1              Consent of Arthur Andersen LLP.

         23.3              Consent of Morgan, Lewis & Bockius LLP (included in
                           Exhibit 5.1).*

         24 Powers of Attorney (included on pages II-5 and II-6 of this Registration Statement).*

         ----------
         *  Previously filed.

Item 9.  UNDERTAKINGS.

              (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.


                                     -II-3-

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                     -II-4-

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 5, 2000.

                                     WIT CAPITAL GROUP, INC.


                                     By /s/ ROBERT H. LESSIN
                                        -------------------------------
                                     Robert H. Lessin
                                     Chairman of the Board and Co-Chief
                                     Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following individuals in the capacities and on the dates indicated.

/s/ ROBERT H. LESSIN
---------------------------------
Robert H. Lessin                   Co-Chief Executive Officer    May 5, 2000
                                   and Director

/s/ RONALD READMOND
---------------------------------
Ronald Readmond                    Co-Chief Executive Officer    May 5, 2000
                                   and Director

/s/ RUSSELL D. CRABS
---------------------------------
Russell D. Crabs                   Co-Head of Wit SoundView      May 5, 2000
                                   and Director

/s/ ANDREW D. KLEIN*
---------------------------------
Andrew D. Klein                    Director


/s/ JOHN H. N. FISHER*
---------------------------------
John H. N. Fisher                  Director


/s/ EDWARD H. FLEISCHMAN*
---------------------------------
Edward H. Fleischman               Director


/s/ STEVEN M. GLUCKSTERN*
---------------------------------
Steven M. Gluckstern               Director


/s/ JOSEPH R. HARDIMAN*
---------------------------------
Joseph R. Hardiman                 Director


                                     -II-5-

/s/ GILBERT C. MAURER*
---------------------------------
Gilbert C. Maurer                  Director


/s/ CURTIS SNYDER
---------------------------------
Curtis Snyder                      Senior Vice President and     May 5, 2000
                                   Chief Financial Officer

By /s/ RONALD H. READMOND
   ------------------------------
   Ronald H. Readmond
   Attorney-in-fact


                                     -II-6-

                                 EXHIBIT INDEX

         EXHIBIT           DESCRIPTION

         5.1               Opinion of Morgan, Lewis & Bockius LLP.*

         23.1              Consent of Arthur Andersen LLP.

         23.3              Consent of Morgan, Lewis & Bockius LLP (included in
                           Exhibit 5.1).*

         24 Powers of Attorney (included on pages II-5 and II-6 of this Registration Statement).*

----------
*  Previously filed


                                     -II-7-